Exhibit 5.1

[INSERT DATE], 2018

DRAFT OPINION – SUBJECT TO

COMPLETION

Best Western International, Inc.

6201 N. 24th Parkway

Phoenix, Arizona 85016

Re:	Best Western International, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel in the State of Arizona for Best Western International, Inc., an Arizona corporation (the “Company”), in connection with the registration by the Company of [55,000,000] shares of its Common Stock, without par value (the “Common Stock”) pursuant to a Registration Statement on Form S-1 (Registration No. 333-            ), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock covered by the Registration Statement consist of [                ] shares of Common Stock to be issued in connection with the Company’s Plan of Conversion to convert the Company from an Arizona nonprofit corporation into an Arizona for-profit corporation (the “Plan of Conversion”), and up to [                ] shares of Common Stock which may be issued by the Company after the effective date of the Plan of Conversion as specified in the Registration Statement. The shares of Common Stock that are issued in accordance with the Plan of Conversion are referred to herein as the “Conversion Shares.” The shares of Common Stock that may be issued by the Company after the effective date of the Plan of Conversion are referred to herein as the “Post-Conversion Shares.”

In our capacity as special counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation, (i) the Plan of Conversion, a form of which has been filed as

Best Western International, Inc.

[INSERT DATE], 2018

Exhibit 2.1 to the Registration Statement; (ii) a form of the Statement of Conversion to be filed with the Arizona Corporation Commission pursuant to the Plan of Conversion; (iii) the Amended and Restated Articles of Incorporation of the Company, a form of which has been filed as Exhibit 3.3 to the Registration Statement; (iv) the Amended and Restated Bylaws of the Company, a form of which was filed as Exhibit 3.4 to the Registration Statement; (v) minutes and records of the corporate proceedings of the Company with respect to, among other things, the approval of the Plan of Conversion and the issuance of the Conversion Shares and the Post-Conversion Shares; and (vi) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that: (i) when the Company files its Statement of Conversion and Amended and Restated Articles of Incorporation with the Arizona Corporation Commission, and when the Conversion Shares have been issued and delivered in accordance with the Plan of Conversion, the Conversion Shares will be validly issued, fully paid and non-assessable; and (ii) the Post-Conversion Shares that may be issued by the Company have been duly authorized, and when the Plan of Conversion becomes effective under Arizona law, and the Post-Conversion Shares are registered by the Company’s transfer agent and delivered following receipt by the Company of the agreed consideration therefor, the Post-Conversion Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws under the Arizona Business Corporation Act (including the statutory provisions, all applicable provisions of the Arizona Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Best Western International, Inc.

[INSERT DATE], 2018

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Snell and Wilmer L.L.P.